UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2021

Poshmark, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39848	27-4827617
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

203 Redwood Shores Parkway, 8th Floor
Redwood City, California 94065
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 262-4771

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	POSH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K of Poshmark, Inc. (the “Company”) filed with the SEC on August 10, 2021, the Company’s board of directors determined that it would be appropriate to accelerate the vesting schedule with respect to 3,296 restricted stock units (the “RSUs”) and 1,666 options (the “Options”) previously granted to Anan Kashyap, the Company’s Chief Financial Officer, whose last date of employment was August 13, 2021. Additionally, the Board determined that Mr. Kashyap shall have the right to exercise his vested options until the earlier of 12 months after his last date of employment or the expiration date of the options.

On August 13, 2021, the Company and Mr. Kashyap entered into a separation agreement (the “Separation Agreement”) that documents the terms described above as well as a release of claims, confidentiality and other provisions customary for an agreement of this type. Pursuant to applicable law, Mr. Kashyap has a period of seven calendar days to revoke the Separation Agreement. Any revocation of the Separation Agreement, however, shall not affect the finality of Mr. Kashyap’s last date of employment with the Company on August 13, 2021.

On August 13, 2021, the Company and Mr. Kashyap also entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Kashyap will provide advisory services on an as-needed basis to the Company from August 14, 2021 to December 31, 2021. The Company agrees to compensate Mr. Kashyap $500 per hour for his services. Either party may terminate the Consulting Agreement for any reason upon five days’ notice to the other party.

The foregoing summary is qualified in its entirety by reference to the Separation Agreement and the Consulting Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1+	Separation Agreement, dated August 13, 2021, between Poshmark, Inc. and Anan Kashyap

10.2+	Consulting Agreement, dated August 13, 2021, between Poshmark, Inc. and Anan Kashyap

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates management contract or compensatory plan, contract or agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2021

POSHMARK, INC.

By:	/s/ Manish Chandra
Manish Chandra
Chief Executive Officer